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                                                                     EXHIBIT 4.2
                             SUPPLEMENTAL INDENTURE

      THIS SUPPLEMENTAL INDENTURE (the "SUPPLEMENTAL INDENTURE") is made as of the 28th day of May 2004, among First Capital Bancorp, Inc., a Georgia corporation ("FIRST CAPITAL" or the "COMPANY"), as original issuer; CNB Holdings, Inc., a Georgia corporation (the "SUCCESSOR COMPANY"); and U.S. Bank National Association, as trustee (the "TRUSTEE").

      WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of January 17, 2002 (the "ORIGINAL INDENTURE"), pursuant to which the Company issued its 9.0% Subordinated Debentures due January 15, 2032 (the "DEBENTURES") in an aggregate principal amount of $6,392,000; and

      WHEREAS, the Company intends to merge with and into the Successor Company pursuant to the Agreement and Plan of Merger, dated as of September 24, 2003 and amended as of March 8, 2004, with the Successor Company being the sole surviving entity (the "MERGER") (the effective time and date of the Merger is referred to herein as the "MERGER DATE"); and

      WHEREAS, effective as of the Merger Date, the Successor Company is to assume the due and punctual payment of the principal of and interest on all of the Debentures and the due and punctual performance and observance of covenants and conditions of the Original Indenture on the part of First Capital to be performed or observed; and

      WHEREAS, pursuant to Section 12.1 of the Original Indenture, the Company and the Trustee are required to amend or supplement the Original Indenture to evidence the merger of the Company into the Successor Company in accordance with and subject to the terms and conditions of the Original Indenture and the Debentures; and

      WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Successor Company.

      NOW, THEREFORE, the Company, the Successor Company and the Trustee agree as follows for the equal and ratable benefit of the holders of the Debentures:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01 Definitions.

            (a) For purposes of this Supplemental Indenture, terms used but not defined herein except as otherwise expressly provided or unless the context otherwise requires have the meanings assigned to them in the Original Indenture.

            (b) "Indenture" means the Original Indenture, as amended by this Supplemental Indenture or as otherwise supplemented or amended from time to time by one or more indentures supplemental thereto or hereto entered into pursuant to the applicable provisions of the Indenture.

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                                   ARTICLE II
                                 THE ASSUMPTION

      SECTION 2.01 Assumption by the Successor Company. Effective as of the Merger Date, (a) the Successor Company, as a result of its being the surviving entity in the Merger, agrees that, pursuant to Section 12.1 of the Original Indenture, the due and punctual payment of the principal of and interest on all of the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be kept or performed by the Company shall be assumed by the Successor Company; and (b) pursuant to Section 12.2 of the Original Indenture, with regard to the Indenture, the Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named in the Indenture as the party of the first part, and the Company thereupon shall be relieved of all obligations and covenants under the Indenture or upon the Debentures. Following the execution and delivery of this Supplemental Indenture, the parties hereto agree that all references to the "Company" in the Indenture and the Debentures shall be deemed references to the Successor Company.

                                   ARTICLE III
                                  MISCELLANEOUS

      SECTION 3.01 Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, the Successor Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Debentures heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

      SECTION 3.02 Original Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Original Indenture shall remain in full force and effect.

      SECTION 3.03 Original Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Original Indenture, and the Original Indenture and this Supplemental Indenture shall henceforth be read and construed together.

      SECTION 3.04 Conflict with Trust Indenture Act. If and to the extent any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

      SECTION 3.05 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 3.06 Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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      SECTION 3.07 Benefits of Supplemental Indenture, etc. Nothing in this
Supplemental Indenture or the Debentures, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Debentureholders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Debentures.

      SECTION 3.08 Successors. All agreements of the Company and the Successor Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

      SECTION 3.09 GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF GEORGIA SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

      SECTION 3.10 Notices. Effective as of the Merger Date, the addresses for notices set forth in the Original Indenture shall be amended, without further action, to read as follows:

            (a)   if to the Company or the Successor Company:

                  CNB Holdings, Inc.
                  7855 North Point Parkway, Suite 200
                  Alpharetta, Georgia  30022-4849

            (b)   if to the Trustee:

                  U.S. Bank National Association
                  225 Asylum Street
                  Goodwin Square
                  Hartford, Connecticut  06103
                  Attn:  Vice President, Corporate Trust Department

                  with a copy to:

                  U.S. Bank National Association
                  P.O. Box 778
                  Boston,Massachusetts 02110
                  Attn:  Earl W. Dennison, Jr., Corporate Trust Department

      SECTION 3.11 Counterparts. This Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed by their duly authorized officers, all as of the date first written above.

                                    FIRST CAPITAL BANCORP, INC.

                                    By: /s/ William R. Blanton
                                        --------------------------------
                                    Name: William R. Blanton
                                    Title: President and Chief Executive Officer

                                    CNB HOLDINGS, INC.

                                    By: /s/ H.N. Padget, Jr
                                        --------------------------------
                                    Name: H.N. Padget, Jr.
                                    Title: President and Chief Executive Officer

                                    U.S. BANK NATIONAL ASSOCIATION, as Trustee

                                    By: /s/ Earl W. Dennison, Jr.
                                        --------------------------------
                                    Name: Earl W. Dennison, Jr.
                                    Title: Vice President

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